UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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Salient

Salient Midstream & MLP Fund (SMM)

Presentation for ISS

June 2022

Executive Summary

Salient Midstream & MLP Fund (SMM) maintains its primary objective of providing a high level of total return, investing in a diversified portfolio of energy infrastructure companies and MLPs with an emphasis on making quarterly distributions to shareholders.

- **The Fund**
  - Continues to achieve this primary objective.
  - Generates income competitive with its closed-end fund (CEF) peers.
  - Traded at a 12.6% discount to NAV as of 5/31/2022 compared to a 16.3% average discount for its CEF peers.
  - Since its IPO in 2012, SMM is the 2nd best-performing MLP CEF within its peer group of 11 MLP CEFs.

- **Management**
  - Since the Fund's inception, the portfolio management team has utilized a total return approach seeking to maximize total return while providing a competitive dividend yield to investors.
  - Over the last 12 months, SMM has increased its distribution by 46%. Management plans to review the distribution rate every six months with expectations to continue passing through distribution increases as the Fund's portfolio has distribution increases.
  - Presents and reports investment performance to an independent board of trustees.

Table of Contents

1. Fund Overview

Salient Midstream & MLP Fund (SMM)

The Fund's investment objective is to provide a high level of total return, investing in a diversified portfolio of energy infrastructure companies and MLPs with an emphasis on making quarterly distributions to shareholders.

The Fund seeks to achieve its investment objective by investing at least 80% of its total assets in securities of MLPs and other midstream energy companies.

Midstream Team Overview

An experienced team benefiting from the extensive resources of Salient Partners, L.P., a leading institutional asset manager that manages over $2.5 billion of midstream & MLP investments as of May 31, 2022.

Investment Professionals

Greg Reid
President
Lead Portfolio Manager
10 YEARS / 30 YEARS

Ted Gardner, CFA
Managing Director,
Lead Portfolio Manager
10 YEARS / 22 YEARS

Parag Sanghani, CFA
Portfolio Manager
9 YEARS / 13 YEARS

Eddie Rowe
Director of Research
5 YEARS / 15 YEARS

Dan Hinds, CFA
Senior Research Analyst
6 YEARS / 17 YEARS

Xifan Wang
Quant Research Analyst
1 YEAR / 10 YEARS

Support Team

Michelle Ruch
Head of Trading
8 YEARS / 23 YEARS

Rob Wagner
Trader
7 YEARS / 14 YEARS

Aaron McInerney
Director, MLP
Compliance
8 YEARS / 23 YEARS

Jose Angel
Senior Investment
Associate
13 YEARS / 23 YEARS

Years at Salient / Years of Investment Experience

Source: Salient Capital Advisors, LLC, 2022.

Investment Strategy

Focus on Total Return

- Since the Fund's inception, the portfolio management team has focused on generating top-tier total returns rather than focusing on yield.
- While we continue to consider various alternatives to enhance shareholder value, we believe the most effective strategy to improve the discount to NAV is to generate top quartile total returns relative to our peer group of leveraged regulated investment company (RIC) and C-corp closed-end funds and to pay an attractive and growing cash distribution to investors.
- SMM's management team and Board of Trustees prudently and proactively reduced leverage in SMM prior to the 52% drop in the Alerian Midstream Energy Select Index (AMEI) between March 1 and March 18, 2020. The Fund's investment advisor proactively reduced leverage by 69% in late February due to concerns about COVID-19, with the objective of paying off leverage in early March. As discussed in a press release, the Fund did indeed pay down leverage to zero in early March and managed the Fund without leverage for the remainder of the month as the coronavirus spread. Based on a review of all other midstream closed-end funds, we believe that SMM was the only fund that acted decisively to pay off leverage prior to the decline — which meaningfully benefited its shareholders. In April 2020, management prudently increased the Fund's leverage to its 25% target level as we gained confidence that systemic risks had abated following decisive actions from the Federal Reserve as well as the coordinated OPEC+ crude oil production cuts. Leverage has remained near the 25% target level since that time.

2. Fund Performance

Highlights

Market performance ahead of peers since inception **Ranked 2 out of 11**	NAV performance ahead of peers since inception **Ranked 3 out of 11**	Only MLP CEF manager to eliminate leverage before COVID-19 market decline	Long history of competitive risk-adjusted returns

Four-prong strategy for NAV discount mitigation

- Focus on total return
- Attractive current income
- 46% distribution increase over past 12 months
- Conservative management of leverage

Performance as of 5/31/2022

			Market Price							NAV						
Name	Ticker	Premium/ Discount	YTD	1 Year	3 Year Annualized	5 Year Annualized	7 Year Annualized	Since Inception Annualized	Rank	YTD	1 Year	3 Year Annualized	5 Year Annualized	7 Year Annualized	Since Inception Annualized	Rank
Salient Midstream & MLP Fund	SMM	-12.6%	29.0%	56.6%	6.1%	-0.4%	-5.8%	-1.2%	2	32.6%	34.1%	4.1%	0.4%	-6.7%	-0.2%	3
Tortoise Pipeline & Energy Fund	TTP	-16.6%	36.1%	41.3%	-13.7%	-11.3%	-10.1%	-3.9%	8	29.2%	31.0%	-12.6%	-9.8%	-10.6%	-3.1%	9
Kayne Anderson Midstream/Energy Fund	KMF	-18.1%	24.5%	29.6%	-1.2%	-2.9%	-9.1%	-2.6%	5	21.3%	28.6%	-0.7%	-1.0%	-8.9%	-2.0%	8
Cushing MLP Total Return Fund	SRV	-22.4%	13.7%	25.0%	3.8%	0.5%	-3.6%	-6.5%	9	20.4%	22.1%	6.4%	2.8%	-3.7%	-2.0%	7
Average RIC Funds Excluding SMM		**-19.0%**	**24.8%**	**32.0%**	**-3.7%**	**-4.6%**	**-7.6%**	**-4.3%**		**25.2%**	**29.8%**	**-2.3%**	**-2.6%**	**-7.7%**	**-2.6%**	
CEF's (C-Corp)																
ClearBridge Energy MLP Fund Inc	CEM	-16.9%	37.6%	37.8%	-7.6%	-6.0%	-8.3%	-2.5%	4	37.5%	43.7%	-5.8%	-3.9%	-7.7%	-1.0%	4
ClearBridge Energy MLP Opp Fund Inc	EMO	-18.5%	41.6%	44.8%	-4.7%	-5.2%	-7.9%	-2.6%	6	36.6%	45.9%	-3.5%	-3.3%	-7.8%	-1.4%	6
Clearbridge Energy MLP Total Return Fund	CTR	-19.2%	36.6%	39.7%	-3.4%	-4.7%	-6.9%	-3.1%	7	35.8%	41.9%	-2.1%	-2.9%	-6.7%	-1.3%	5
Neuberger Berman MLP Income Fund Inc	NML	-20.2%	33.7%	49.3%	4.1%	0.5%	-5.6%	--	-	34.7%	49.8%	6.6%	2.3%	-4.3%	--	-
Tortoise MLP Fund Inc	NTG	-17.8%	30.2%	42.7%	-28.6%	-20.0%	-15.5%	-9.6%	11	27.9%	34.5%	-26.1%	-17.2%	-14.9%	-7.8%	11
Goldman Sachs MLP and Energy Renaissance Fund	GER	-18.6%	31.0%	20.8%	-28.4%	-20.7%	-20.8%	--	-	27.0%	28.0%	-26.5%	-17.8%	-18.3%	--	-
Kayne Anderson MLP Investment Co	KYN	-14.4%	26.3%	24.6%	-5.3%	-4.1%	-7.9%	-2.1%	3	26.2%	30.0%	-4.9%	-1.3%	-5.4%	0.3%	2
First Trust New Opportunities MLP & Energy Fund	FPL	-14.6%	21.7%	17.8%	-1.1%	-3.9%	-3.8%	--	-	23.8%	25.0%	-0.5%	-1.2%	-3.8%	--	-
Center Coast MLP & Infrastructure Fund	CEN	-16.9%	32.2%	43.9%	-30.7%	-21.4%	-17.1%	--	-	22.4%	31.4%	-26.9%	-18.5%	-16.7%	--	-
Tortoise Energy Infrastructure Corp	TYG	-18.0%	26.9%	33.8%	-21.4%	-16.4%	-13.4%	-7.0%	10	20.3%	27.8%	-18.0%	-11.6%	-12.1%	-4.0%	10
First Trust Energy Income & Growth Fund	FEN	-0.1%	23.1%	23.6%	1.5%	1.1%	-0.9%	3.1%	1	19.7%	21.4%	1.1%	1.9%	-1.5%	3.7%	1
Average C-Corp Funds		**-15.9%**	**31.0%**	**34.4%**	**-11.4%**	**-9.2%**	**-9.8%**	**-3.4%**		**28.3%**	**34.5%**	**-9.7%**	**-6.7%**	**-9.0%**	**-1.7%**	
CEF Universe Average		**-16.3%**	**29.6%**	**35.4%**	**-8.7%**	**-7.7%**	**-9.1%**	**-3.4%**		**27.7%**	**33.0%**	**-7.3%**	**-5.4%**	**-8.6%**	**-1.7%**	

Peer group: TTP, KMF, CEM, EMO, CTR, NML, NTG, GER, KYN, FPL, CEN, SRV, TYG, FEN

Source: Bloomberg as of May 31, 2022. For illustrative purposes only. Past Performance is not indicative of future results.

Performance: Market Price Return as of 5/31/2022

- Market price returns have outperformed peers for the 1-year, 3-year, 5-year, and 7-year periods as well as inception to date (ITD), and the Fund is ranked 2nd out of 11 funds since inception.

			Market Price						
Name	Ticker	Premium/ Discount	YTD	1 Year	3 Year Annualized	5 Year Annualized	7 Year Annualized	Since Inception Annualized	Rank
Salient Midstream & MLP Fund	SMM	-12.6%	28.9%	56.6%	6.1%	-0.3%	-5.8%	-1.2%	2
Average RIC Funds Excluding SMM		-19.0%	24.8%	32.0%	-3.7%	-4.6%	-7.6%	-4.3%	
Average C-Corp Funds		-15.9%	31.0%	34.4%	-11.4%	-9.2%	-9.8%	-3.4%	
CEF Universe Average		-16.3%	29.6%	35.4%	-8.7%	-7.7%	-9.1%	-3.4%	
Alerian Midstream Energy Select Total Return Index			26.7%	30.8%	12.1%	7.3%	3.97%	NA	

Peer group: TTP, KMF, CEM, EMO, CTR, NML, NTG, GER, KYN, FPL, CEN, SRV, TYG, FEN

Source: Bloomberg as of May 31, 2022. For illustrative purposes only. Past Performance is not indicative of future results.

Performance: NAV Return as of 5/31/2022

- NAV returns have outperformed peers for the 1-year, 3-year, 5-year, 7-year periods as well as inception to date (ITD) and the Fund is ranked 3rd out of 11 funds since inception.
- SMM's discount is 12.6% compared to the peer group average of 16.3% and is the second-lowest discount in the peer group.

			NAV						
Name	Ticker	Premium/ Discount	YTD	1 Year	3 Year Annualized	5 Year Annualized	7 Year Annualized	Since Inception Annualized	Rank
Salient Midstream & MLP Fund	SMM	-12.6%	32.9%	35.1%	5.4%	1.5%	-6.7%	0.1%	3
Average RIC Funds Excluding SMM		-19.0%	25.2%	29.8%	-2.3%	-2.6%	-7.7%	-2.6%	
Average C-Corp Funds		-15.9%	28.3%	34.5%	-9.7%	-6.7%	-9.0%	-1.7%	
CEF Universe Average		-16.3%	27.7%	33.1%	-7.2%	-5.3%	-8.6%	-1.7%	
Alerian Midstream Energy Select Total Return Index			26.7%	30.8%	12.1%	7.3%	3.97%	NA	

Peer group: TTP, KMF, CEM, EMO, CTR, NML, NTG, GER, KYN, FPL, CEN, SRV, TYG, FEN

Sources: Alerian and Bloomberg as of May 31, 2022. For illustrative purposes only. Past Performance is not indicative of future results.

Performance: Standard Deviation

- Number 1 fund based on lowest standard deviation compared to peer group funds over 3 and 5 years.

Fund	Ticker	Std Dev 1 Yr	Std Dev 3 Yr	Std Dev 5 Yr
Salient Midstream & MLP Fund	SMM	21.41	38.90	34.71
Tortoise Pipeline & Energy Fund	TTP	21.19	62.13	50.70
Kayne Anderson Midstream/Energy Fund	KMF	18.78	49.58	41.41
ClearBridge Energy MLP Fund Inc	CEM	23.69	78.55	63.65
ClearBridge Energy MLP Opp Fund Inc	EMO	24.69	79.87	64.64
Clearbridge Energy MLP Total Return Fund	CTR	22.91	81.59	65.98
Neuberger Berman MLP Income Fund Inc	NML	17.75	57.30	46.75
Tortoise MLP Fund Inc	NTG	20.29	106.36	83.68
Goldman Sachs MLP and Energy Renaissance Fund	GER	17.56	57.85	48.63
Kayne Anderson MLP Investment Co	KYN	21.11	58.08	48.07
First Trust New Opportunities MLP & Energy Fund	FPL	16.62	44.71	38.64
Center Coast MLP & Infrastructure Fund	CEN	22.24	62.43	51.26
Cushing MLP Total Return Fund	SRV	26.93	49.18	41.55
Tortoise Energy Infrastructure Corp	TYG	23.01	73.74	59.77
First Trust Energy Income & Growth Fund	FEN	20.19	46.26	38.55
Peer Group Average		21.22	63.10	51.87

Peer group: TTP, KMF, CEM, EMO, CTR, NML, NTG, GER, KYN, FPL, CEN, SRV, TYG, FEN

Source: Bloomberg as of May 31, 2022. For illustrative purposes only. Past Performance is not indicative of future results.

Expense Ratio

- Competitive expenses versus peers.

Fund	Ticker	Baseline Expense Ratio (Mgmt Fee + Other Expenses)	Interest Expense	Total Annual Expense Ratio	As-of Date
Salient Midstream & MLP Fund	SMM	2.42	0.55	2.97	11/30/2021
Tortoise Pipeline & Energy Fund	TTP	-26.30	28.72	2.42	11/30/2021
Kayne Anderson Midstream/Energy Fund	KMF	N/A	N/A	5.50	11/30/2021
ClearBridge Energy MLP Fund Inc	CEM	N/A	N/A	3.57	11/30/2021
ClearBridge Energy MLP Opp Fund Inc	EMO	3.99	2.43	6.42	11/30/2021
Clearbridge Energy MLP Total Return Fund	CTR	6.26	2.22	8.48	11/30/2021
Neuberger Berman MLP Income Fund Inc	NML	2.03	0.73	2.76	11/30/2021
Tortoise MLP Fund Inc	NTG	N/A	N/A	2.49	11/30/2021
Goldman Sachs MLP and Energy Renaissance F	GER	1.74	0.09	1.83	11/30/2021
Kayne Anderson MLP Investment Co	KYN	2.31	2.20	4.51	11/30/2021
First Trust New Opportunities MLP & Energy Fun	FPL	1.70	0.64	2.34	10/31/2021
Center Coast MLP & Infrastructure Fund	CEN	4.12	0.18	4.30	9/30/2021
Cushing MLP Total Return Fund	SRV	2.21	0.60	2.81	11/30/2021
Tortoise Energy Infrastructure Corp	TYG	2.71	2.64	5.35	11/30/2021
First Trust Energy Income & Growth Fund	FEN	1.50	2.44	3.94	11/30/2021

*Peer group: TTP,KMF,CEM,EMO,CTR,NML,NTG,GER,KYN,FPL,CEN,SRV,TYG,FEN

Source: CEF Connect as of May 31, 2022

3. Fund Discount Considerations

Active Strategies to Mitigate Discount

Fund Discount Is Actively Monitored by Board of Trustees and by Salient

Focus on Total Returns

- Active management to generate top quartile total returns relative to our peer group of leveraged MLP CEFs.

Attractive Distribution

- Pay an attractive and growing cash distribution to investors.

Proactive Management of Leverage

- One of the largest drivers of return for CEFs is leverage. SMM's leverage is tied to the Fund's NAV, and our historical avoidance of higher cost, fixed rate preferred leverage enables the management team to reduce leverage proactively to manage risk. In 2020, SMM was the only MLP CEF to completely pay off leverage prior to the COVID-19-driven significant energy market decline. This proactive risk management decision added substantial value to SMM shareholders.

Tangible Actions to Mitigate Discount

Renegotiated Bank Facility

- Reduced fees by updating the bank facility line at a lower spread in 2021 and again in April 2022.

Dividend Increases

- Increased SMM's distribution by 46% over the last 12 months.

Active Management

- Active fund management to maximize total return using our portfolio management team's 20-year average experience investing in the energy infrastructure markets. Significant energy investment experience is needed now more than ever given the worldwide energy crises partly caused by Russia's invasion of Ukraine.

Shareholder Engagement and Outreach

- We hold numerous discussions with shareholders.
- Monthly NAV and holdings releases provided in addition to quarterly distribution releases.

Peer group: TTP, KMF, CEM, EMO, CTR, NML, NTG, GER, KYN, FPL, CEN, SRV, TYG, FEN

Source: Bloomberg as of May 31, 2022.

Premium/Discount vs. Peers as of May 31, 2022

- SMM trades at the 2nd lowest discount out of 15 peer group funds.

	Name	Ticker	Market Cap ($MM)	Price	Yield	Premium/ Discount
RIC	Salient Midstream & MLP Fund	SMM	154.54	8.50	4.1%	-12.6%
	Tortoise Pipeline & Energy Fund	TTP	68.53	29.76	7.9%	-16.6%
	Cushing MLP Total Return Fund	SRV	77.71	33.93	5.3%	-22.4%
	Kayne Anderson Midstream/Energy Fund	KMF	417.23	8.62	7.4%	-18.1%
	Average RIC Funds Excluding SMM		**187.82**		**6.9%**	**-19.0%**
CEFs (C-Corp)	ClearBridge Energy MLP Fund Inc	CEM	496.77	35.79	6.7%	-16.9%
	ClearBridge Energy MLP Opp Fund Inc	EMO	398.89	29.91	6.7%	-18.5%
	Clearbridge Energy MLP Total Return Fund	CTR	225.39	31.29	6.6%	-19.2%
	Neuberger Berman MLP Income Fund Inc	NML	403.98	6.90	3.6%	-20.2%
	Tortoise MLP Fund Inc	NTG	220.58	37.99	8.1%	-17.8%
	Goldman Sachs MLP and Energy Renaissance Fund	GER	226.60	13.10	5.3%	-18.6%
	Kayne Anderson MLP Investment Co	KYN	1,209.68	9.42	8.5%	-14.4%
	First Trust New Opportunities MLP & Energy Fund	FPL	158.80	6.45	7.0%	-14.6%
	Center Coast MLP & Infrastructure Fund	CEN	88.79	17.66	5.1%	-16.9%
	Tortoise Energy Infrastructure Corp	TYG	417.43	33.84	8.4%	-18.0%
	First Trust Energy Income & Growth Fund	FEN	318.12	16.36	7.3%	-0.1%
	Average C-Corp		**378.64**		**6.7%**	**-15.9%**
	CEF Universe Average		**325.53**		**6.5%**	**-16.3%**

Peer group: TTP, KMF, CEM, EMO,CTR, NML, NTG, GER, KYN, FPL, CEN, SRV, TYG, FEN

Source: Bloomberg as of May 31, 2022. For illustrative purposes only. Past Performance is not indicative of future results.

Historical Premium/ Discount to NAV as of May 31, 2022



15%
10%
5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
-35%
-40%
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Source: Bloomberg as of May 31, 2022. For illustrative purposes only. Past Performance is not indicative of future results.

Historical NAV & Market Price as of May 31, 2022



$40
$35
$30
$25
$20
$15
$10
$5
$0
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Share Price
NAV

Source: Bloomberg as of May 31, 2022. For illustrative purposes only. Past Performance is not indicative of future results.

4. Saba's Proxy Contest Against the Fund

Saba's Proposal

- To elect Saba's slate of two individuals, Pierre Weinstein and Paul Kazarian (each, a "Nominee," collectively the "Nominees") as Class I trustees to be elected by the holders of Common Shares, with each such individual(s), if elected, to serve until the annual meeting of shareholders in 2025, or until his or their successors are elected and qualified to serve as trustees.

SMM Proposal

Investors seeking a midstream closed-end fund focused on providing investors with a competitive total return and dividend yield should oppose Saba's self-serving proxy contest, of which the two candidates Saba handpicked are Saba insiders, solely representing the interests of Saba.

- The Board of Trustees of the Trust (the "Board") is asking shareholders to approve the re-election of Gregory A. Reid and Dr. Bernard A. Harris, Jr. They are both currently serving in such capacity and have each consented to serve as a Trustee if elected.
- Mr. Reid has been a Trustee since 2020 and also the Fund's President and Chief Executive Officer and a portfolio manager since the Fund's inception.
- Dr. Harris has been a Trustee since the Fund's inception.

We believe that shareholder support on our **WHITE** proxy card will promote the continuity of the Fund's oversight, governance, management, and investment strategy, which the Board believes is critical as the Board navigates the Fund through an unprecedented period of macroeconomic uncertainty and market volatility driven by heightened concerns about the COVID-19 global pandemic and the global energy crisis caused by the Russian invasion of Ukraine.

Proposal 1: Election of Nominees for Class 1 Trustees

The SMM Board's Members Are Proven and Experienced Investment Company Stewards

SEC-registered investment companies, like the Fund, are highly regulated and require expert oversight to deliver strong and consistent performance.

Midstream is a highly specialized asset class to manage and requires energy industry expertise and proprietary bottom-up research from an experienced team of energy investment professionals.

Leveraged closed-end funds require more care and skill to manage than unleveraged open-end funds because leverage entails a level of complexity not present in open-end funds.

The SMM Board's highly qualified, highly credentialed, and diverse slate of nominees have proven that each has the integrity, knowledge, breadth of relevant and diverse experience, and proven commitment necessary to oversee the Fund, as evidenced by the Fund's competitive returns compared to peers.

In stark contrast to the Fund's Board nominees, we believe that Saba's nondiverse nominee slate, handpicked from Saba insiders, solely representing the interests of Saba, lack any relevant experience, skill sets, or competencies not already present among the current members of the Fund's Board.

SMM Board's Nominees



Gregory A. Reid – President of Salient Energy Infrastructure Complex

Gregory A. Reid is president of Salient Partners, L.P. and a senior portfolio manager in Salient's energy infrastructure complex. Mr. Reid has over 20 years of experience managing energy infrastructure investments. Mr. Reid serves on the Board of Managers for Salient Partners, LLC. Mr. Reid previously served as Chief Executive Officer of RDG Capital LLC, before it was acquired by Salient in January 2011. Prior to his tenure with RDG Capital LLC, Mr. Reid managed the Houston office for Telemus Capital Partners ("Telemus") and worked for 10 years as a Senior Vice President of Merrill Lynch's Private Banking and Investment Group and also 7 years as Vice President of Goldman Sachs. Mr. Reid earned an MBA degree from Northwestern University's J.L. Kellogg Graduate School of Management in 1991 and his BBA from Texas A&M University in 1987.



Dr. Bernard A. Harris, Jr.

A veteran astronaut for more than twenty years, Dr. Harris has logged more than 400 hours and traveled over seven million miles in space. He was a mission specialist on the space shuttle Columbia in 1993 and a payload commander on the space shuttle Discovery in 1995, becoming the first African American to walk in space. While at NASA, Dr. Harris conducted research in musculoskeletal physiology and clinical investigations of space adaptation and developed in-flight medical devices to extend astronaut stays in space.

Dr. Harris currently serves as CEO and Managing Partner of Vesalius Ventures, Inc., a venture capital firm that invests in early to mid-stage healthcare technologies and companies. He is responsible for managing a portfolio of private assets of early- and mid-stage venture investments and operating companies.

In addition to his role as a new MassMutual Director, Dr. Harris is currently a member of the Board of Directors for public companies Raytheon Technologies (NYSE: RTX), and U.S. Physical Therapy (Nasdaq: USPH). He also serves as a Board of Director/ Trustee for Salient Midstream & MLP Fund and Salient MF Trust, and Barings Fund & BBDC.

Dr. Harris earned a Bachelor of Science in Biology from the University of Houston, a Master of Medical Science from the University of Texas Medical Branch at Galveston, a Master of Business Administration (MBA) from the University of Houston, and a Doctor of Medicine from Texas Tech University School of Medicine. He completed a residency in internal medicine at the Mayo Clinic, a National Research Council Fellowship in endocrinology at the NASA Ames Research Center and trained as a Flight Surgeon at the Aerospace School of Medicine, Brooks Air Force Base.

Dr. Harris is the recipient of numerous honors and awards, including nine honorary doctorates, the NASA Space Flight Medal and the NASA Award of Merit. He is a fellow of the American College of Physicians, member of the American Academy of Arts & Sciences and was the recipient of the 2000 Horatio Alger Award.

Saba's Proposed Nominees

- Saba's proposed nominees, coming from Saba insiders solely representing the interests of Saba, have a history of serving as Saba's nominees in other proxy contests against closed-end funds.
- While their nominees have experience in credit-based strategies, neither nominee appears to have any energy investing background.
- Saba's proposed nominees would, if elected, reduce the Board's diversity and would be inconsistent with Salient Partners' ESG policy.
- Shareholders should question how the election of Saba's proposed nominees could jeopardize the continuity of the Fund's oversight and governance during an unprecedented period of macroeconomic uncertainty and market volatility.

Saba Attempts to Mislead SMM Shareholders

In Saba's filing, Saba has made statements that we believe are very misleading:

- **Misrepresentation of Performance**
  - Saba compares SMM's performance with leverage to the AMEI Index without any leverage making it an unfair comparison. Salient believes the CEF peer group comparison is the most relevant performance comparison as all peer group CEFs have leverage while the AMEI has no leverage.
  - The inception date of the AMEI Index is April 1, 2013, while the inception date of SMM is May 4, 2012, and therefore one cannot accurately compare SMM to the AMEI for the reporting period inception to date.
  - Saba's analysis lacks context, as market return and NAV return are both competitive and rank 2nd and 3rd out of 11 MLP CEF Funds in market and NAV inception to date performance.
  - Saba conveniently ignores the fact that fund investors pay fees for all investment products, whereas index performance does not include fees.
- **Misrepresentation of Discount**
  - Saba took a microscope to the three-year period that includes the entirety of the COVID-19 pandemic, which was the largest down market in the history of energy.
  - Saba failed to mention that our current discount as of 5/31/22 is smaller than the discount of any of our peers.
  - Saba additionally failed to mention that since the energy low of 2020 (SMM's largest discount amount on 3/24/2020) SMM's discount has improved significantly.

5. Appendix and Disclosures

Management Team



Gregory A. Reid – President of Salient Energy Infrastructure Complex

Gregory A. Reid is president of Salient Partners, L.P. and a senior portfolio manager in Salient's energy infrastructure complex. Mr. Reid has over 20 years of experience managing energy infrastructure investments. Mr. Reid serves on the Board of Managers for Salient Partners, LLC. Mr. Reid previously served as Chief Executive Officer of RDG Capital LLC, before it was acquired by Salient in January 2011. Prior to his tenure with RDG Capital LLC, Mr. Reid managed the Houston office for Telemus Capital Partners ("Telemus") and worked for 10 years as a Senior Vice President of Merrill Lynch's Private Banking and Investment Group and also 7 years as Vice President of Goldman Sachs. Mr. Reid earned an MBA degree from Northwestern University's J.L. Kellogg Graduate School of Management in 1991 and his BBA from Texas A&M University in 1987.



Ted Gardner, CFA – Managing Director & Lead Portfolio Manager – Energy Infrastructure Complex

Ted Gardner is a managing director and portfolio manager in Salient's energy infrastructure complex. Ted formerly served as portfolio manager and director of research at RDG Capital LLC, a Houston-based asset management firm specializing in energy infrastructure, prior to its acquisition by Salient in 2011. Previously, Ted served as a research analyst with Raymond James and Associates covering approximately 35 MLPs in the pipeline, midstream, propane, maritime, and coal industries. Ted is a CFA® charterholder and holds a Bachelor of Business Administration from The University of Texas at Austin and an MBA from the University of St. Thomas, Cameron School of Business in Houston, Texas.



Parag Sanghani, CFA – Managing Director & Portfolio Manager – Energy Infrastructure Complex

Parag Sanghani is a partner, managing director and portfolio manager in Salient's energy infrastructure complex. Parag has over a decade of experience in the financial services industry. Prior to joining Salient in 2011, he served as the senior MLP analyst at Telemus from 2008 to 2009. Parag previously held a senior research associate position at Raymond James Financial, Inc. where he published detailed research reports on the energy industry and followed 17 companies within the oil service and coal sectors. Parag graduated from the University of Texas at Austin with a Bachelor of Business Administration in finance and earned a master's in finance from London Business School. He is a CFA® charterholder and a member of CFA Society of Houston.

Disclosures

The opinions expressed in these materials represent the personal views of Salient's investment professionals and are based on their broad investment knowledge, experience, research and analysis. However, market conditions, strategic approaches, return projections and other key factors upon which the views presented in these materials are based remain subject to fluctuation and change. Consequently, it must be noted that no one can accurately predict the future of the market with certainty or guarantee future investment performance.

This presentation contains "forward-looking statements." Forward-looking statements can be identified by the words "may," "will," "intend," "expect," "estimate," "continue," "plan," "anticipate," "could," "should," and similar terms and the negative of such terms. By their nature, forward-looking statements involve risks and uncertainties, and actual results could vary significantly from those contemplated by the forward-looking statements. Several factors that could materially affect actual results are the performance of the portfolio securities, the condition in the U.S. and international financial, and other markets and factors. Actual results could differ materially from those projected or assumed in our forward-looking statements.

This presentation is provided without regard to the specific investment objectives, financial situation or particular needs of any specific recipient and does not contain investment recommendations. This publication is also designed to provide general information about economics, asset classes and strategies. All sector and asset allocation recommendations must be considered in the context of an individual investor's goals, time horizon and risk tolerance. Not all asset classes and strategies will be suitable for all investors.

The MLPs are subject to regulatory and tax risks, including but not limited to changes in current tax law which could result in MLPs being treated as corporations for U.S. federal income tax purposes or the elimination or reduction of MLPs tax deductions.

MLP returns have the potential to be highly volatile, an MLP is also subject to liquidity risk, potential conflicts of interest as a result of the MLP ownership structure and the risks of the specific sector in which the MLP is concentrated.

Some information contained herein has been obtained from third party sources and has not been independently verified by Salient. Salient makes no representations as to the accuracy or the completeness of any of the information herein. The information in this material is only as current as the date indicated, and may be superseded by subsequent market events or for other reasons. Any statements of opinion constitute only current opinions of Salient, which are subject to change and which Salient does not undertake to update. Some information in this presentation is based on unaudited information and is subject to change.

This presentation does not constitute an offering of any security, product, service, or fund, including the Salient MLP & Energy Infrastructure Fund (the "Fund"), for which an offer can be made only by the Fund's Prospectus or summary Prospectus. No investment strategy can guarantee performance results. Past performance is no guarantee of future results. All investments are subject to investment risk, including loss of principal invested.

Disclosures

"Alerian MLP Index", "Alerian MLP Total Return Index", "AMZ" and "AMZX "Alerian Midstream Energy Index", "AMNA", "Alerian Midstream Energy Select Index", "AMEI" are servicemarks of GKD Index Partners, LLC d/b/a Alerian ("Alerian") and their use is granted under a license from Alerian. Alerian does not guarantee the accuracy and/or completeness of "Alerian MLP Index", "Alerian MLP Total Return Index", "AMZ" and "AMZX "Alerian Midstream Energy Index", "AMNA", "Alerian Midstream Energy Select Index", "AMEI" or any data included therein and Alerian shall have no liability for any errors, omissions, interruptions or defects therein. Alerian makes no warranty, express or implied, representations or promises as to results to be obtained by Licensee, or any other person or entity from the use of "Alerian MLP Index", "Alerian MLP Total Return Index", "AMZ" and "AMZX "Alerian Midstream Energy Index", "AMNA", "Alerian Midstream Energy Select Index", "AMEI" or any data included therein. Alerian makes no express or implied warranties, representations or promises, regarding the originality, merchantability, suitability, non-infringement, or fitness for a particular purpose or use with respect to the "Alerian MLP Index", "Alerian MLP Total Return Index", "AMZ" and "AMZX "Alerian Midstream Energy Index", "AMNA", "Alerian Midstream Energy Select Index", "AMEI" or any data included therein. Without limiting any of the foregoing, in no event shall Alerian have any liability for any direct, indirect, special, incidental, punitive, consequential, or other damages (including lost profits), even if notified of the possibility of such damages.

The Energy MLP Classification Standard ("EMCS") was developed by and is the exclusive property (and a service mark) of GKD Index Partners, LLC d/b/a Alerian ("Alerian") and its use is granted under a license from Alerian. Alerian makes no warranties, express or implied, or representations with respect to such standard or classification (or the results to be obtained by the use thereof), and hereby expressly disclaims all warranties of originality, accuracy, completeness, merchantability. Suitability, non-infringement, or fitness for a particular purpose with respect to any such standard or classification. No warranty is given that the standard or classification will conform to any description thereof or be free of omissions, errors, interruptions, or defects. Without limiting any of the foregoing, in no event shall Alerian have any liability for any direct, indirect, special, incidental, punitive, consequential, or other damages (including lost profits) even if notified of the possibility of such damages.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF THE FUND CAREFULLY BEFORE INVESTING. THE PROSPECTUS AND SUMMARY PROSPECTUS CONTAIN THIS AND OTHER INFORMATION ABOUT THE FUND AND IS AVAILABLE, ALONG WITH INFORMATION ON OTHER SALIENT FUNDS, BY CALLING 866-667-9228. THEY SHOULD BE READ CAREFULLY BEFORE INVESTING.

Advisory services offered by Salient Capital Advisors, LLC, a wholly owned subsidiary of Salient Partners, L.P. Salient is the trade name for Salient Partners, L.P., which together with its subsidiaries provides asset management and advisory services.

No fund is a complete investment program and you may lose money investing in a fund. The Fund may engage in other investment practices that may involve additional risks and you should review the Fund prospectus for a complete description. The MLPs owned by the Fund are subject to regulatory and tax risks, including but not limited to changes in current tax law which could result in MLPs being treated as corporations for U.S. federal income tax purposes or the elimination or reduction of MLP tax reductions, which could result in a material decrease in the Fund's NAV and/or lower after-tax distributions to the Fund's shareholders.

There is no guarantee the Fund will achieve its investment objectives. The Fund's ability to meet its objectives will depend, in part, on the level of taxable income and distributions received from the equity securities in which the Fund invests.

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